Exhibit 99.1



                     SIMTEK CORPORATION APPROVED FOR NASDAQ
                             CAPITAL MARKET LISTING

                   Company Expects to Begin Trading on NASDAQ
                       January 10, 2007 Under Symbol SMTK

COLORADO SPRINGS, CO., January 08, 2007, - Simtek Corporation (OTC Bulletin
Board: SMTE), the inventor, pioneer, and world's leading supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced that the NASDAQ Stock Market has approved its application for listing of the Company's common stock on the NASDAQ Capital Market under the symbol "SMTK." Simtek expects to begin trading on the NASDAQ Capital Market on Wednesday, January 10, 2007 until which time the company's shares will continue to trade under the symbol SMTE.ob on the Over the Counter Bulletin Board.

Harold Blomquist, Simtek President and CEO, commented, "Achieving a NASDAQ listing was a key goal for Simtek and we are pleased to announce that our stock will begin trading alongside many of our peers on the Nasdaq Capital Market. As we continue to successfully execute our business plan, we believe this listing enhances value for our shareholders as it will provide enhanced visibility for our stock and overall improved liquidity."

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Corp.                                    MKR Group, Inc.
Brian Alleman, CFO                              Todd Kehrli or Marie Dagresto
investorrelations@simtek.com                    323-468-2300
                                                smte@mkr-group.com